Securities and Exchange Commission
                       Washington, D.C. 20549

                             Form 8 - K
                           Current Report

                  Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


   Date of Report 				                   		August 30, 1995
(Date of earliest event reported)


                             Intrenet, Inc.
            (exact name of registrant as named in its charter)


                                Indiana
              (State or other jurisdiction of incorporation)


         0 - 14060                          35 - 1597565
  (Commission File Number)			  	 (IRS Employer Identification No.)

                   400 TechneCenter Drive, Suite 200
                           Milford, Ohio
                               45150
                (Address of principal executive offices)

                         (513) - 576 - 6666
          (Registrant's telephone number, including area code)

Item 5.		Other Events

	On August 30, 1995, Intrenet, Inc. issued the following press release relating to the sale of certain assets of C.I. Whitten Transfer Co., a wholly owned subsidiary:

MILFORD, Ohio --  August 30, 1995 - Intrenet, Inc. [NASDAQ:
INET] announced today that it has completed the sale of the operating assets of its wholly-owned munitions carrier, C.I. Whitten Transfer Co. to TRISM, Inc. The parties concluded the sale on August 28, 1995 for a cash sale price of approximately $3.0 million, net of liabilities assumed by TRISM.

Intrenet operates the largest company-owned fleet of flatbed tractors in North America, which including owner-operators, is comprised of over 1,750 flatbed tractors. Through its subsidiaries, TRISM specializes in transporting heavy machinery and equipment, hazardous waste, explosives and radioactive materials.


Signatures

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  								Intrenet, Inc.

 							  By:   Jonathan G. Usher, Vice President -
                Finance, and Chief Financial Officer


Dated:		August 30, 1995